.

Exhibit 99.2



4Q12 Supplemental Information

HEALTHCARE REIT

4Q12 Supplemental Information

HEALTHCARE REIT

Table of Contents

Portfolio Composition[1]

(dollars in thousands, except per bed / unit / square foot)

Overview by Investment Type	Age	Properties	Investment Balance	% of Total	Committed Balance	Beds / Units / Square Feet	Per Bed / Unit / Square Foot[2]
Seniors housing triple-net	11	321	$ 4,874,335	26.7%	$ 4,962,012	29,709	$ 167,020
Skilled nursing/post-acute	24	252	3,280,315	18.0%	3,319,251	32,645	101,677
Seniors housing operating	13	193	5,375,723	29.5%	5,375,723	25,568	226,960
Hospital	12	30	848,105	4.7%	853,179	1,970	433,086
Medical office	11	222	3,515,629	19.3%	3,597,196	13,996,174	261
Life science	14	7	331,869	1.8%	331,869	1,188,132	570
Total	**14**	**1,025**	**$ 18,225,976**	**100.0%**	**$ 18,439,230**		

Portfolio NOI	Current Quarter Total Revenues	Current Quarter Operating Expenses	Current Quarter Net Operating Income	Annualized NOI[3]
Seniors housing triple-net	$ 103,705	$ -	$ 103,705	$ 414,820
Skilled nursing/post-acute	93,307	-	93,307	373,228
Seniors housing operating	228,655	149,370	79,285	317,140
Hospital	23,747	265	23,482	93,928
Medical office	89,460	27,101	62,359	249,436
Life science	11,059	3,462	7,597	30,388
Corporate	158	-	158	632
Total	**$ 550,091**	**$ 180,198**	**$ 369,893**	**$ 1,479,572**

Portfolio Performance[1]

Stable Portfolio[4]	Occupancy	EBITDAR Coverage[5]	EBITDARM Coverage[5]	Facility Revenue Mix: Private Pay	Facility Revenue Mix: Medicaid	Facility Revenue Mix: Medicare
Seniors housing triple-net	89.9%	1.16x	1.34x	87.7%	7.0%	5.3%
Skilled nursing/post-acute	87.4%	1.33x	1.75x	23.0%	48.9%	28.1%
Seniors housing operating	91.8%	n/a	n/a	100.0%	0.0%	0.0%
Hospital	60.3%	2.07x	2.40x	37.4%	10.9%	51.7%
Medical office	94.4%	n/a	n/a	100.0%	0.0%	0.0%
Life science	97.9%	n/a	n/a	100.0%	0.0%	0.0%
Total		**1.33x**	**1.65x**	**78.8%**	**12.1%**	**9.1%**

Notes:

(1) Includes unconsolidated joint ventures.

(2) Includes pro rata amounts related to investments in unconsolidated joint ventures.

(3) Annualized NOI calculated as current quarter NOI multiplied by 4.

(4) Data as of December 31, 2012 for seniors housing operating, medical office and life science and September 30, 2012 for remaining asset types.

(5) Represents trailing twelve month coverage metrics.

Geographic Concentration[1]

(dollars in thousands)

Balances	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science[2]	Total Properties	Investment Balance	% of Total
California	$ 31,144	$ -	$ 1,110,780	$ 309,457	$ 199,170	59	$ 1,650,551	9.1%
Texas	243,986	125,192	267,899	149,431	720,708	98	1,507,216	8.3%
New Jersey	730,973	484,308	-	34,310	245,539	64	1,495,130	8.2%
Florida	571,896	59,029	5,706	21,830	526,738	81	1,185,199	6.5%
Massachusetts	97,779	353,316	319,158	9,270	331,869	55	1,111,392	6.1%
Pennsylvania	268,974	534,504	-	17,392	-	46	820,870	4.5%
Washington	121,856	-	537,028	-	157,482	31	816,366	4.5%
Virginia	54,687	40,680	580,834 [3]	-	68,400	11	744,601	4.1%
Illinois	290,922	-	287,632	-	32,402	23	610,956	3.4%
Connecticut	124,859	90,543	340,487	-	-	37	555,889	3.0%
Remaining	2,337,259	1,592,743	1,926,199	306,415	1,565,190	520	7,727,806	42.3%
Total	**$ 4,874,335**	**$ 3,280,315**	**$ 5,375,723**	**$ 848,105**	**$ 3,847,498**	**1,025**	**$ 18,225,976**	**100.0%**

NOI	Seniors Housing Triple-net	Skilled Nursing / Post - Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science[2]	Total Properties	Total NOI[1,4]	% of Total
California	$ 1,074	$ -	$ 17,769	$ 8,656	$ 4,030	59	$ 31,529	8.5%
Texas	6,130	5,886	4,273	3,881	11,153	98	31,323	8.5%
New Jersey	13,425	11,022	-	990	5,682	64	31,119	8.4%
Florida	9,224	4,888	305	538	9,239	81	24,194	6.6%
Massachusetts	2,898	10,310	6,972	354	7,597	55	28,131	7.6%
Pennsylvania	5,991	14,228	-	823	-	46	21,042	5.7%
Washington	3,132	-	8,735	-	1,808	31	13,675	3.7%
Virginia	1,453	1,032	6,208 [3]	-	852	11	9,545	2.6%
Illinois	6,069	-	1,606	-	340	23	8,015	2.2%
Connecticut	3,364	2,193	6,901	-	-	37	12,458	3.4%
Remaining	50,823	43,727	26,516	8,225	28,805	520	158,096	42.8%
Total	**$ 103,583**	**$ 93,286**	**$ 79,285**	**$ 23,467**	**$ 69,506**	**1,025**	**$ 369,127**	**100.0%**

Notes:

(1) Includes unconsolidated entities.

(2) Balance and NOI for Massachusetts represent our Life Science portfolio only.

(3) Represents Sunrise loan and related interest income. The loan was acquired upon merger consummation on January 9, 2013.

(4) Represents NOI including discontinued operations for the three months ended December 31, 2012, excluding other income totaling $766,000.

Top Ten Customer Descriptions

Genesis HealthCare, located in Kennett Square, PA, is a privately held company that is one of the nation's largest skilled nursing care providers with more than 400 skilled nursing centers and assisted living residences in 29 states nationwide. Genesis also supplies rehabilitation therapy to over 1,500 healthcare providers in 46 states. As of December 31, 2012, the HCN portfolio consisted of 177 facilities in 16 states with an investment balance of $2.68 billion.

Sunrise Senior Living, located in McLean, Virginia is a privately held company that operates 303 seniors housing communities with over 39,400 units in the United States, Canada, and the United Kingdom. As of December 31, 2012, the HCN portfolio consisted of 10 facilities with an investment balance of $506 million and a loan totaling $581 million that was acquired upon merger consummation on January 9, 2013.

Merrill Gardens, located in Seattle, WA, is a privately held company that operates and/or manages 55 independent and assisted living facilities with over 6,000 units in nine states. As of December 31, 2012, the HCN portfolio consisted of 48 facilities in 8 states with an investment balance of $1.08 billion.

Belmont Village, located in Houston, TX, is a private operator of independent living, assisted living and dementia facilities that operates 22 facilities in seven states. As of December 31, 2012, the HCN portfolio consisted of 19 facilities in six states with an investment balance of $897 million.

Benchmark Senior Living, located in Wellesley, MA, is a privately held company that operates 46 facilities with approximately 4,000 residents across the Northeast. The company currently operates independent living, assisted living, and dementia care facilities that focus on low to moderate acuity. As of December 31, 2012, the HCN portfolio consisted of 35 facilities in six states with an investment balance of $843 million.

Brandywine Senior Living, located in Mount Laurel, NJ, is a privately held company that operates 26 seniors housing facilities with over 2,300 units in five states. As of December 31, 2012, the HCN portfolio consisted of 26 facilities in five states with an investment balance of $725 million.

Senior Lifestyle Corporation, located in Chicago, IL is a privately held company that operates premier communities across the full spectrum of independent, assisted, rehabilitation, skilled, memory and continuing care across the United States. The company operates 93 facilities in 20 states. As of December 31, 2012, the HCN portfolio consisted of 24 facilities in eight states with an investment balance of $591 million.

Brookdale Senior Living (NYSE:BKD), located in Brentwood, Tennessee, is a publicly traded company that provides independent living and assisted living services. The company operates 648 facilities in 36 states with the ability to serve approximately 67,100 residents. As of December 31, 2012, the HCN portfolio consisted of 85 facilities in 19 states with an investment balance of $587 million.

Chartwell Retirement Residences (TSE:CSH), located in Mississauga, Ontario, owns and manages approximately 230 facilities in North America, and is the largest seniors housing operator in Canada. As of December 31, 2012, the HCN portfolio consisted of 42 facilities located across four Canadian Provinces with an investment balance of $508 million.

Senior Living Communities, located in Charlotte, NC, is a privately held company that operates premier continuing care retirement communities (CCRCs) throughout the southeastern United States. The company operates nine facilities in five states. As of December 31, 2012, the HCN portfolio consisted of nine facilities in five states with an investment balance of $439 million.

By Relationship

(dollars in thousands)

	Total Properties		Investment Balance	% of Balances
Genesis HealthCare	177	$	2,682,822	14.7%
Sunrise Senior Living	10		1,087,357	6.0%
Merrill Gardens	48		1,084,536	6.0%
Belmont Village	19		896,692	4.9%
Benchmark Senior Living	35		842,760	4.6%
Brandywine Senior Living	26		725,462	4.0%
Senior Lifestyle Corporation	24		591,284	3.2%
Brookdale Senior Living	85		586,581	3.2%
Chartwell Retirement Residences	42		507,823	2.8%
Senior Living Communities	9		438,778	2.4%
Remaining	550		8,781,881	48.2%
Total	**1,025**	**$**	**18,225,976**	**100.0%**

Same Store Cash NOI Growth(1)

	Properties(2)		4Q11 Same Store Cash NOI		4Q12 Same Store Cash NOI	% Change
Seniors housing triple-net(3)	228	$	62,492	$	64,354	3.0%
Skilled nursing/post-acute(3)	228		72,417		74,782	3.3%
Seniors housing operating(4)	116		49,324		53,569	8.6%
Hospitals(3)	25		18,430		18,892	2.5%
Medical office(5)	137		36,804		37,395	1.6%
Life Science(6)	7		6,675		6,993	4.8%
Total	**741**	**$**	**246,142**	**$**	**255,985**	**4.0%**

Entrance Fee Portfolio

Properties	Average Age		Investment Balance	Entrance Fee Units	Entrance Fee Occupancy	Rental Units	Rental Occupancy
10	9	$	482,987	1,133	63%	840	92%

Notes:

(1) Includes unconsolidated joint ventures and excludes entrance fee portfolio. See page 26 for reconciliation.

(2) Represents those properties in the portfolio (both stable and unstable) for the 15 months preceding the end of the portfolio performance period.

(3) Represents rent/interest cash receipts excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).

(4) See page 7.

(5) See page 8.

(6) See page 10.

Portfolio Performance - Same Store Triple–Net [(1)]

Trailing Twelve EBITDARM Coverage

Seniors Housing Triple-Net (146 properties)


1.70
1.60
1.50
1.40
1.30
1.48x
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12

Skilled Nursing/Post-Acute (133 properties)


2.60
2.20
1.80
1.40
1.00
2.06x
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12

Hospitals (14 properties)


3.10
2.60
2.10
1.60
1.10
2.52x
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12

Basis Points	YoY 3Q12/3Q11	QoQ 3Q12/2Q12
Seniors Housing Triple-Net	-2	2
Skilled Nursing/Post-Acute	-42	-10
Hospitals	-6	1

Notes:

(1) Represents those properties in the stable portfolio for the 24 months preceding the end of the portfolio performance reporting period. Excludes entrance fee properties.

Portfolio Composition - Seniors Housing Operating[1]

(dollars in thousands)

Total Performance		4Q11		1Q12		2Q12		3Q12		4Q12
Properties		112		118		160		165		193
Average age (years)		12		12		14		13		13
Beds/Units		12,420		13,193		21,380		21,818		25,568
Investment balance	$	2,792,088	$	2,962,709	$	3,425,514	$	3,657,103	$	5,375,723
Total occupancy		87.3%		87.3%		87.9%		88.9%		90.3%
Total revenues	$	136,525	$	158,174	$	180,439	$	197,525	$	228,655 (2)
Operating expenses	$	94,319	$	107,243	$	120,273	$	133,254	$	149,370
NOI	$	42,206	$	50,931	$	60,166	$	64,271	$	79,285
Total cap-ex/TI/LC	$	4,070	$	5,056	$	4,238	$	5,548	$	8,897

Same Store Cash NOI Performance[3]		4Q11		4Q12
Properties		118		118
Total revenues	$	159,588	$	170,108
Operating expenses	$	110,264	$	116,539
NOI	$	49,324	$	53,569
Year-over-year growth rate				8.6%

Secured Debt[4]		Amount	Blended Interest Rate	Weighted Average Maturity
Principal balance	$	1,589,215	4.8%	7.2

Quality Indicators[5]		US Benchmark[6]		4Q12
% Located East & West Coast + Top 31 MSA[7]				91.4%
Revenue/Occupied Room/Month (REVPOR)[8]	$	3,953	$	4,701
Average Housing Value[9]		233,655		353,238

Operator Concentration		Investment Balance	Properties	Beds / Units	HCN Ownership %
Sunrise Senior Living	$	1,087,357	10	852	89.8%
Merrill Gardens		1,084,538	48	5,822	80.0%
Belmont Village		898,692	19	2,802	95.0%
Benchmark Senior Living		839,704	34	3,005	95.0%
Chartwell Retirement Residences		507,823	42	8,186	54.0%
Senior Star Living		425,557	10	1,977	90.0%
Brookdale Senior Living		277,870	11	1,522	80.0%
Silverado Senior Living		256,184	19	1,802	95.0%
Total	**$**	**5,375,723**	**193**	**25,568**	**85.9%**

Notes:

(1) Dollars represent 100% of partnerships except unconsolidated joint ventures which are reflected at HCN's ownership percentage.

(2) Includes interest income of $6,206,000 related to Sunrise Loan.

(3) Represents those properties in operation for 15 months preceding the end of the portfolio performance period. Amounts for 4Q11 include the performance of some properties that were not owned or operated by HCN.

(4) Includes both consolidated and unconsolidated secured debt.

(5) U.S. properties only.

(6) Source: ASHA (American Seniors Housing Association).

(7) Percentage of investment balance for U.S. properties located in a top 31 metropolitan statistical area or on the east or west coast.

(8) See page 26 for reconciliation.

(9) HCN average housing values based on a five mile radius of each site location. Core Based Statistical Area (CBSA) data from Nielsen & Co. used to calculate the radius to the locations and the average value.

Portfolio Composition - Medical Office Buildings

(dollars in thousands)

	Properties	Square Feet	Investment Balance	Total Revenues	Operating Expenses	NOI	Age	Occupancy
Health system-affiliated	165	11,553,865	2,968,731	$ 77,957	$ 24,085	$ 53,872	11	94.9%
Unaffiliated	23	925,502	240,875	6,397	2,551	3,846	15	88.8%
Subtotal	**188**	**12,479,367**	**3,209,606**	**84,354**	**26,636**	**57,718**	**11**	**94.4%**
Equity investment[1]	6	405,414	43,911	1,207	327	880		
Discontinued operations	13	456,421	138,323	3,277	138	3,139		
Development	7	458,466	46,604	-	-	-		
Loans	3	196,506	44,526	622	-	622		
Land	5	-	32,659	-	-	-		
Total	**222**	**13,996,174**	**$ 3,515,629**	**$ 89,460**	**$ 27,101**	**$ 62,359**		

Portfolio Performance - Medical Office Buildings[2]

Total Performance	4Q11	1Q12	2Q12	3Q12	4Q12
Properties	150	163	171	175	188
Square feet	9,087,273	10,385,844	11,219,567	11,450,406	12,479,367
Investment balance	$ 2,284,187	$ 2,708,289	$ 2,907,337	$ 2,951,758	$ 3,209,606
Occupancy	93.5%	93.2%	93.8%	94.2%	94.4%
Total revenue	$ 58,650	$ 69,354	$ 75,238	$ 80,455	$ 84,354
Operating expenses	$ 17,918	$ 21,479	$ 24,419	$ 25,570	$ 26,636
NOI from continuing operations	$ 40,732	$ 47,875	$ 50,819	$ 54,885	$ 57,718
Total cap-ex/TI/LC	$ 5,080	$ 3,529	$ 6,409	$ 3,797	$ 7,700
Revenues per square foot[3]	$ 25.82	$ 26.71	$ 26.82	$ 28.11	$ 27.04
NOI per square foot[3]	$ 17.93	$ 18.44	$ 18.12	$ 19.17	$ 18.50
Expired (square feet)[4]	669,129	751,281	782,235	715,279	845,513
Retained (square feet)[4]	528,634	613,980	615,940	584,549	689,243
Retention rate[4]	79.0%	81.7%	78.7%	81.7%	81.5%

Same Store Cash Performance	4Q11	1Q12	2Q12	3Q12	4Q12
Properties	137	137	137	137	137
Square feet	8,144,700	8,144,700	8,144,700	8,144,700	8,144,700
Investment balance	$ 1,999,697	$ 1,981,629	$ 1,972,303	$ 1,958,630	$ 1,945,311
Occupancy	93.5%	92.9%	93.0%	93.4%	93.3%
Cash revenue	$ 53,159	$ 52,844	$ 53,132	$ 54,188	$ 53,931
Operating expenses	$ 16,355	$ 15,643	$ 16,253	$ 16,829	$ 16,536
Cash NOI	$ 36,804	$ 37,201	$ 36,879	$ 37,359	$ 37,395
Year-over-year growth rate					1.6%

Remaining Lease Expirations	2013	2014	2015	2016	2017
Square feet	600,865	641,228	724,578	1,073,659	693,746
% of total portfolio	4.8%	5.1%	5.8%	8.6%	5.6%

Notes:
(1) Dollar amounts reflected at HCN's ownership interest in unconsolidated joint venture properties.
(2) Results and forecasts include month-to-month and holdover leases and exclude mortgages, land, equity investments and discontinued operations.
(3) Annualized.
(4) Amounts represent trailing twelve months from the indicated quarter end.

Portfolio Concentration - Medical Office Buildings

(dollars in thousands, except per square foot)

By Tenant[1]	Square Feet	% of Total
Aurora Health Care	1,441,588	11.6%
Summit Health Virtua	541,431	4.3%
Kelsey-Seybold Management Services	510,560	4.1%
Texas Health Resources	343,672	2.8%
Northside Hospital	273,145	2.2%
Remaining Portfolio	9,368,971	75.0%
Total	**12,479,367**	**100.0%**

By State	Properties	Square Feet	% of Total	Committed Balance	Committed Balance per Square Foot[2]
Texas	40	2,586,569	18.5%	$ 737,518	$ 285
Florida	40	1,815,138	13.0%	526,738	290
Wisconsin	18	1,441,588	10.3%	280,820	195
New Jersey	7	880,581	6.3%	245,539	279
California	10	687,130	4.9%	199,170	290
Georgia	11	893,629	6.4%	190,250	213
Washington	6	498,468	3.6%	183,675	398
Missouri	5	397,700	2.8%	126,342	318
Indiana	5	419,969	3.0%	117,833	281
Minnesota	5	326,260	2.3%	100,419	308
Remaining Portfolio	75	4,049,142	28.9%	888,892	230
Total	**222**	**13,996,174**	**100.0%**	**$ 3,597,196**	**$ 261**

Notes:

(1) Excludes equity investments, development and loan properties.

(2) Includes pro rata amounts related to investments in unconsolidated joint ventures.

Portfolio Composition - Life Science Buildings

(dollars in thousands; dollar amounts reflected at HCN's 49% ownership interest)

Total Life Science Performance	4Q11	1Q12	2Q12	3Q12	4Q12
Properties	7	7	7	7	7
Average age (years)	13	13	14	14	14
Square feet	1,188,132	1,188,132	1,188,132	1,188,132	1,188,132
Investment balance	$ 337,800	$ 336,239	$ 333,853	$ 333,212	$ 331,869
Occupancy	100.0%	100.0%	97.8%	97.8%	97.9%
Total revenues	$ 10,761	$ 11,023	$ 10,753	$ 10,918	$ 11,059
Operating expenses	$ 3,139	$ 3,598	$ 3,250	$ 3,356	$ 3,462
NOI[1]	$ 7,622	$ 7,425	$ 7,503	$ 7,562	$ 7,597
Total cap-ex/TI/LC	$ 6	$ 918	$ 148	$ 1,372	$ 793

Same Store Cash NOI Performance	4Q11	4Q12
Properties	7	7
Total revenues	$ 9,798	$ 10,440
Operating expenses	$ 3,123	$ 3,447
NOI	$ 6,675	$ 6,993
Year-over-year growth rate		4.8%

Secured Debt[2]	Amount	Blended Interest Rate	Weighted Average Maturity
Principal balance	$ 170,539	5.0%	3.3

By Tenant	Square Feet	% of Total
Millennium (Takeda)	628,934	52.9%
Vertex	145,275	12.2%
Brigham and Women's Hospital	125,096	10.5%
Ariad Pharmaceuticals	126,509	10.6%
Novartis	70,475	5.9%
Genzyme	56,853	4.8%
Remaining portfolio	34,990	3.1%
Total[3]	**1,188,132**	**100.0%**

Notes:

(1) NOI includes amortization of below market rents and straight-line rent of $620,000 and non-cash expense of $16,000 for the three months ended December 31, 2012.

(2) Non-recourse debt to HCN, secured by the joint venture's assets.

(3) Excludes two parking garages consisting of 1,709 spaces included in the Forest City Enterprises joint venture.

Development Activity

(dollars in thousands)

	Projects	Beds / Units / Square Feet	CIP Balance at 12/31/11	2012 YTD Funding	2012 YTD Conversions	CIP Balance at 12/31/12
Development Properties						
Seniors housing triple-net	15	1,313	$ 60,085	$ 99,715	$ (123,348)	$ 36,452
Skilled nursing/post-acute	8	856	24,017	70,512	(23,565)	70,964
Medical office	12	1,147,110	101,234	134,505	(189,135)	46,604
Sub-total	**35**		**$ 185,336**	**$ 304,732**	**$ (336,048)**	**$ 154,020**
Expansion Projects						
Seniors housing triple-net	11	152	$ 4,165	$ 9,457	$ (4,983)	$ 8,639
Hospital	1	16	-	325	-	325
Total	**47**		**$ 189,501**	**$ 314,514**	**$ (341,031)**	**$ 162,984**

Development Funding Projections[1]

Development Properties	Projects	Beds / Units / Square Feet	Projected Yields[2]	Projected Future Funding: 2013 Funding	Projected Future Funding: 2014 Funding	Unfunded Commitments	Committed Balances
Seniors housing triple-net	7	581	8.5%	$ 60,366	$ 3,532	$ 63,898	$ 100,350
Skilled nursing/post-acute	5	610	9.6%	36,417	2,519	38,936	109,900
Medical office	7	458,466	7.7%	81,568	-	81,568	128,172
Total	**19**		**8.5%**	**$ 178,351**	**$ 6,051**	**$ 184,402**	**$ 338,422**

Development Project Conversion Estimates[1]

Quarterly Conversions

	Amount	Projected Yields[2]
1Q12 actual	$ 117,535	8.4%
2Q12 actual	47,298	8.4%
3Q12 actual	30,765	8.5%
4Q12 actual	140,450	8.0%
1Q13 estimate	124,073	8.5%
2Q13 estimate	43,800	8.5%
3Q13 estimate	48,204	7.8%
4Q13 estimate	33,195	8.2%
1Q14 estimate	75,950	9.3%
2Q14 estimate	13,200	8.5%
Total	**$ 674,470**	**8.4%**

Annual Conversions

	Amount	Projected Yields[2]
2012 actual	$ 336,048	8.2%
2013 estimate	249,272	8.3%
2014 estimate	89,150	9.2%
2015 estimate	-	0.0%
2016+ estimate	-	0.0%
Total	**$ 674,470**	**8.4%**

Notes:
(1) Excludes expansion projects.
(2) Actual yields may be higher if the underlying market rates increase. MOBs represent stabilized yields.

Development Projects Summary[1]

(dollars in thousands)

Seniors Housing Triple-Net

		Unit Mix							
Facility	Total	Ind. Living	Assist. Living	Dem. Care	Skilled Nursing	Commitment Amount		Balance at 12/31/12	Estimated Conversion
Winter Garden, FL	45	-	-	45	-	$	9,450	$ 8,694	1Q13
Voorhees, NJ	102	-	75	27	-		28,500	13,574	2Q13
Brookfield, WI	90	-	-	90	-		14,400	3,037	4Q13
Coppell, TX	74	-	51	23	-		10,050	2,686	4Q13
Rockwall, TX	74	-	51	23	-		10,350	1,835	1Q14
Naperville, IL	90	-	-	90	-		14,400	4,308	1Q14
Burleson, TX	106	-	82	24	-		13,200	2,318	2Q14
Subtotal	**581**	-	**259**	**322**	-	$	**100,350**	$ **36,452**	

Skilled Nursing/Post-Acute

		Unit Mix							
Facility	Total	Ind. Living	Assist. Living	Dem. Care	Skilled Nursing	Commitment Amount		Balance at 12/31/12	Estimated Conversion
Voorhees, NJ	124	-	-	-	124	$	29,100	$ 27,051	1Q13
Monclova, OH	133	-	12	21	100		14,300	11,943	1Q13
Nashville, TN	119	-	-	-	119		15,300	14,859	2Q13
Gambrills, MD	110	-	-	-	110		19,700	5,354	1Q14
Moorestown, NJ	124	-	-	-	124		31,500	11,757	1Q14
Subtotal	**610**	-	**12**	**21**	**577**	$	**109,900**	$ **70,964**	

Medical Office Buildings

Facility	Rentable Square Feet	Preleased%	Health System Affiliation	Commitment Amount		Balance at 12/31/12	Estimated Conversion
Tacoma, WA	120,833	100%	Yes	$	61,433	$ 35,241	1Q13
Pasadena, TX	36,475	100%	Yes		9,790	3,940	1Q13
Highland, IL	55,332	70%	Yes		9,028	2,911	3Q13
Pearland, TX	54,713	100%	Yes		13,115	2,155	3Q13
Cincinnati, OH	93,620	88%	Yes		15,581	1,244	3Q13
Pendleton, OR	50,839	80%	Yes		10,480	766	3Q13
Moline, IL	46,654	71%	Yes		8,745	347	4Q13
Subtotal	**458,466**	**89%**		$	**128,172**	$ **46,604**	
Total Development Projects				$	**338,422**	$ **154,020**	

Notes:
(1) Excludes expansion projects.

Unstabilized Properties (1)

(dollars in thousands)

	9/30/12 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions/ Reclassifications	12/31/12 Properties
Seniors housing triple-net	33	(3)	5	-	35
Skilled nursing/post-acute	2	-	1	-	3
Hospital	2	-	-	(1)	1
Total	**37**	**(3)**	**6**	**(1)**	**39**

	12/31/12 Properties	Beds / Units		Investment Balance	% of Total Investment
Seniors housing triple-net	35	4,744	$	894,514	4.9%
Skilled nursing/post-acute	3	246		23,387	0.1%
Hospital	1	106		202,819	1.1%
Total	**39**	**5,096**	**$**	**1,120,720**	**6.1%**

Occupancy

	9/30/12 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions	Progressions/ Reclassification	12/31/12 Properties
0% - 50%	15	-	6	-	(8)	13
50% - 70%	8	(1)	-	-	3	10
70% +	14	(2)	-	1	3	16
Total	**37**	**(3)**	**6**	**1**	**(2)**	**39**

	12/31/12 Properties	Months In Operation		Revenues	% of Total Revenues[2]		Investment Balance	% of Total Investment
0% - 50%	13	10	$	16,543	0.8%	$	260,529	1.4%
50% - 70%	10	25		23,649	1.1%		279,501	1.5%
70% +	16	14		43,017	2.0%		580,690	3.2%
Total	**39**	**18**	**$**	**83,209**	**3.8%**	**$**	**1,120,720**	**6.1%**

Notes:

(1) Includes entrance fee properties.

(2) Includes revenues annualized from amounts presented on page 2.

Relationship Investment History

(dollars in millions)


$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
2010
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
4Q12
Existing relationships
New relationships

Gross Investments

	2010	1Q11	2Q11	3Q11	4Q11	1Q12	2Q12	3Q12	4Q12	Quarterly Average
Existing	$ 1,542	$ 466	$ 391	$ 280	$ 758	$ 647	$ 602	$ 577	$ 1,914	$ 598
New	1,609	894	2,426	364	407	106	547	409	126	574
Total	$ 3,151	$ 1,360	$ 2,817	$ 644	$ 1,165	$ 753	$ 1,149	$ 986	$ 2,040	$ 1,172
% Existing	49%	34%	14%	43%	65%	86%	52%	59%	94%	51%

Gross Investment Activity

(dollars in thousands, except per bed / unit / square foot)

	Fourth Quarter 2012					
	Properties	Beds / Units / Square Feet		Amount	Investment Per Bed / Unit / Square Foot	Yield
Real Property Acquisitions						
Seniors housing triple-net	2	177	units	$ 52,138	$ 294,565	7.3%
Seniors housing operating	27	3,479	units	1,066,170	306,459	6.5%
Medical office	11	718,253	sf	189,654	264	7.2%
Total acquisitions	**40**			**$ 1,307,962**		**6.6%**
Construction in Progress						
Development projects:						
Seniors housing triple-net	7	581	units	$ 29,397		
Skilled nursing/post-acute	5	610	beds	15,338		
Medical office	7	458,466	sf	40,041		
Total development projects	**19**			**$ 84,776**		
Expansion projects:						
Seniors housing triple-net	11	152	units	3,370		
Hospital	1	16	beds	326		
Total expansion projects	**12**			**$ 3,696**		
Total construction in progress	**31**			**88,472**		
Capital improvements to existing properties				14,660		7.8%
Loan advances				629,200		5.3%
Gross investments				**$ 2,040,294**		

Gross Investment Activity

(dollars in thousands, except per bed / unit / square foot)

	Year-to-Date 2012					
	Properties	Beds / Units / Square Feet		Amount	Investment Per Bed / Unit / Square Foot	Yield
Real Property Acquisitions						
Seniors housing triple-net	44	5,128	units	$ 967,480	$ 188,666	7.1%
Skilled nursing/post-acute	7	799	beds	95,900	120,025	8.9%
Seniors housing operating	41	5,197	units	1,602,041	308,263	6.7%
Hospital	1	44	beds	16,575	376,705	8.3%
Medical office	33	2,678,192	sf	772,204	288	6.8%
Land parcels	1			2,823		
Total acquisitions	**127**			**$ 3,457,023**		**6.9%**
Construction in Progress						
Development projects:						
Seniors housing triple-net	15	1,313	units	$ 99,715		
Skilled nursing/post-acute	8	856	beds	70,512		
Medical office	12	1,147,110	sf	134,505		
Total development projects	**35**			**304,732**		
Expansion projects:						
Seniors housing triple-net	11	152	units	$ 9,457		
Hospital	1	16	beds	325		
Total expansion projects	**12**			**$ 9,782**		
Total construction in progress	**47**			**314,514**		
Investments in unconsolidated joint ventures				431,488		7.4%
Capital improvements to existing properties				60,579		7.9%
Loan advances				665,094		5.4%
Gross investments				**$ 4,928,698**		

Investment Timing

(dollars in thousands)

	Acquisitions/ Joint Ventures	Yield	Loan Advances[1]	Yield	Construction Conversions	Yield	Dispositions	Yield
Oct	$ 4,330	6.8%	$ 463,703	5.2%	$ 11,407	8.5%	$ 6,637	8.4%
Nov	61,028	7.0%	49,424	5.4%	96,459	7.8%	140,770	10.9%
Dec	1,242,604	6.6%	116,073	5.7%	32,584	8.5%	130,089	11.2%
Total	$ 1,307,962	6.6%	$ 629,200	5.3%	$ 140,450	8.0%	$ 277,496	11.0%

Disposition Activity

(dollars in thousands)

	Fourth Quarter 2012		Year-to-Date 2012	
	Amount	% of Total	Amount	% of Total
Dispositions by Property Type				
Seniors housing triple-net	$ 2,925	1.1%	$ 44,476	8.3%
Skilled nursing/post-acute	219,469	79.1%	327,902	61.4%
Hospital	42,997	15.5%	44,247	8.3%
Medical office	-	0.0%	105,097	19.7%
Real property dispositions	$ 265,391	95.6%	$ 521,722	97.7%
Real estate loans receivable	12,105	4.4%	12,555	2.3%
Total	$ 277,496	100.0%	$ 534,277	100.0%

Discontinued Operations

	Fourth Quarter		Year-to-Date	
	2012	2011	2012	2011
Revenues				
Rental income	$ 13,914	$ 24,428	$ 79,323	$ 107,236
Expenses				
Interest expense	2,418	5,762	16,217	24,626
Property operating expenses	313	1,184	2,354	6,131
Depreciation and amortization	2,617	6,854	17,697	29,723
Income/(loss) from discontinued operations, net	$ 8,566	$ 10,628	$ 43,055	$ 46,756

Notes:

(1) Includes $580.8 million in advances under Sunrise loan which was converted to real property upon merger consummation on January 9, 2013.

Net Operating Income Reconciliation[1]

(dollars in thousands)	Three Months Ended December 31, 2012	Three Months Ended December 31, 2011	Twelve Months Ended December 31, 2012	Twelve Months Ended December 31, 2011
Total revenues:				
Seniors housing triple-net:				
Seniors housing	$ 99,075	$ 85,184	$ 376,933	$ 306,810
Skilled nursing/post-acute	91,390	92,492	371,148	315,520
Sub-total rental income	**190,465**	**177,676**	**748,081**	**622,330**
Interest income	6,404	6,843	24,381	34,068
Other income	143	1,162	2,655	6,620
Total seniors housing triple-net income	**197,012**	**185,681**	**775,117**	**663,018**
Seniors housing operating				
Resident fees and service	222,447	136,525	758,588	456,085
Interest income	6,208	-	6,208	-
Seniors housing operating revenues[2]	**228,655**	**136,525**	**764,796**	**456,085**
Medical facilities:				
Rental income[3]				
Medical office[2]	88,387	65,665	330,272	241,159
Hospital	22,032	20,376	85,945	70,022
Life science[2]	11,059	10,761	43,754	43,429
Sub-total rental income	**121,478**	**96,802**	**459,971**	**354,610**
Interest income	2,323	1,794	8,477	7,002
Other income	465	102	1,947	3,985
Total medical facilities income	**124,266**	**98,698**	**470,395**	**365,597**
Non-segment/corporate other income	158	53	669	690
Total revenues	**550,091**	**420,957**	**2,010,977**	**1,485,390**
Property operating expenses:				
Seniors housing operating[2]	149,370	94,318	510,140	314,142
Medical facilities[2,3]	30,828	22,631	115,721	84,043
Total property operating expenses	**180,198**	**116,949**	**625,861**	**398,185**
Net operating income:				
Seniors housing triple-net	197,012	185,681	775,117	663,018
Seniors housing operating	79,285	42,207	254,656	141,943
Medical facilities	93,438	76,067	354,674	281,554
Non-segment/corporate	158	53	669	690
Net operating income	**$ 369,893**	**$ 304,008**	**$ 1,385,116**	**$ 1,087,205**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 25.

(2) Includes HCN's share of revenues and expenses from unconsolidated joint ventures. See pages 7, 8 and 10 for more information.

(3) The three months ended December 31, 2012 includes the following amounts (in thousands):

Rental income from discontinued operations:	
Seniors housing triple-net	$ 2,502
Skilled nursing/post-acute	6,666
Hospital	1,469
Medical office	3,277
Total	**$ 13,914**
Non-cash rental income from continuing operations:	
Seniors housing triple-net	$ 3,478
Skilled nursing/post-acute	7,981
Hospital	647
Medical office	2,743
Life science[2]	619
Total	**$ 15,468**
Property operating expenses from discontinued operations:	
Medical office	$ 138
Hospitals	175
Total	**$ 313**

Adjusted EBITDA Reconciliation[1]

(dollars in thousands)

	Twelve Months Ended December 31, 2012		Three Months Ended December 31, 2012	
Net income	$	**294,841**	$	**107,005**
Interest expense[2]		383,300		96,573
Income tax expense		7,611		3,858
Depreciation and amortization[2]		533,585		140,342
Stock-based compensation		18,521		2,321
Provision for loan losses		27,008		-
Loss (gain) on extinguishment of debt		(775)		(1,566)
Adjusted EBITDA	$	**1,264,091**	$	**348,533**
Interest Coverage Ratio[3]				
Interest expense[2]	$	383,300	$	96,573
Capitalized interest		9,777		2,664
Non-cash interest expense		(11,395)		(2,612)
Total interest	$	**381,682**	$	**96,625**
Adjusted EBITDA	$	1,264,091	$	348,533
Adjusted interest coverage ratio		**3.31x**		**3.61x**
Fixed Charge Coverage Ratio[4]				
Total interest[2]	$	381,682	$	96,625
Secured debt principal amortization		38,554		10,317
Preferred dividends		69,129		16,602
Total fixed charges	$	**489,365**	$	**123,544**
Adjusted EBITDA	$	1,264,091	$	348,533
Adjusted fixed charge coverage ratio		**2.58x**		**2.82x**
Net Debt to EBITDA Ratio				
Total debt			$	8,531,899
Less: cash and cash equivalents				(1,033,764)
Net debt			$	**7,498,135**
Adjusted EBITDA Annualized				1,394,132
Net debt to adjusted EBITDA ratio				**5.38x**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 25.

(2) Interest expense and depreciation and amortization include discontinued operations.

(3) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times for the twelve months ended.

(4) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a minimum of 1.50 times for the twelve months ended.

Revenue and Lease Maturity

(dollars in thousands except per share data)

	Rental Income[1]							
Year	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Hospitals	Medical Office	Total Rental Income	Interest Income[2]	Total Revenues[3]	% of Total
2013	769	-	-	12,556	13,325	801	14,126	1.3%
2014	21,088	4,812	-	13,384	39,284	5,220	44,504	4.0%
2015	4,669	-	-	15,806	20,475	2,357	22,832	2.0%
2016	-	-	-	16,413	16,413	6,760	23,173	2.1%
2017	12,432	3,162	2,350	25,464	43,408	3,114	46,522	4.2%
2018	37,194	-	-	14,679	51,873	2,177	54,050	4.8%
2019	-	-	-	15,096	15,096	2,402	17,498	1.6%
2020	13,356	1,588	-	15,650	30,594	1,559	32,153	2.9%
2021	12,186	48,741	-	20,233	81,160	880	82,040	7.3%
2022	559	12,258	-	38,860	51,677	738	52,415	4.7%
Thereafter	298,588	268,145	77,818	77,721	722,272	4,617	726,889	65.1%
	$ 400,841	$ 338,706	$ 80,168	$ 265,862	$ 1,085,577	$ 30,625	$ 1,116,202	100.0%

Notes:

(1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Excludes all assets held for sale.

(2) Reflects contract rate of interest for loans, net of collectability reserves if applicable. Excludes interest income related to the Sunrise loan that was acquired upon merger consummation on January 9, 2013.

(3) Weighted-average lease/loan maturities are as follows:

Seniors housing triple-net	12 years
Skilled nursing/post-acute	14 years
Hospitals	13 years
Medical office buildings	8 years
Total	11 years

Debt Maturities and Principal Payments

(dollars in thousands)

Year	Lines of Credit[1]	Senior Notes[2,3,4]	Secured Debt[2]	Consolidated Debt[5]	% of Total	Joint Ventures[6]	Combined Debt	% of Total
2013	$ -	$ 300,000	$ 110,034	$ 410,034	4.8%	$ 65,618	$ 475,652	5.4%
2014	-	-	204,783	204,783	2.4%	82,396	287,179	3.2%
2015	-	250,000	224,486	474,486	5.6%	78,430	552,916	6.2%
2016	-	951,054	328,730	1,279,784	15.1%	65,802	1,345,586	15.2%
2017	-	450,000	320,943	770,943	9.1%	50,149	821,092	9.3%
2018	-	450,000	305,323	755,323	8.9%	11,223	766,546	8.6%
2019	-	600,000	183,124	783,124	9.3%	34,606	817,730	9.2%
Thereafter	-	3,144,403	634,163	3,778,566	44.8%	28,690	3,807,256	42.9%
Totals	**$ -**	**$ 6,145,457**	**$ 2,311,586**	**$ 8,457,043**	**100.0%**	**$ 416,914**	**$ 8,873,957**	**100.0%**
Weighted Avg Interest Rate[7]	-	**4.6%**	**5.1%**	**4.7%**		**5.1%**	**4.8%**	
Weighted Avg Maturity Years[3]	-	**9.3**	**7.7**	**8.8**		**3.9**	**8.6**	

Fixed and Floating Rate Debt

(dollars in thousands)

	Consolidated Debt	% of Consolidated	Combined Debt	% of Combined
Fixed Rate Debt				
Senior notes	$ 5,894,403	69.6%	$ 5,894,403	66.4%
Secured debt[8]	2,035,580	24.1%	2,374,117	26.8%
Total fixed	**$ 7,929,983**	**93.7%**	**$ 8,268,520**	**93.2%**
Floating Rate Debt				
Senior notes	251,054	3.0%	251,054	2.8%
Secured debt[8]	276,006	3.3%	354,383	4.0%
Total floating	**$ 527,060**	**6.3%**	**$ 605,437**	**6.8%**
Total debt	**$ 8,457,043**	**100.0%**	**$ 8,873,957**	**100.0%**

Notes:

(1) Effective January 8, 2013, the current primary unsecured line of credit has capacity of $2.25 billion with remaining availability of $2.25 billion and matures on March 31, 2017 (with an option to extend for an additional year at our discretion).

(2) Amounts above represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(3) $494 million of convertible senior notes are puttable on December 1, 2014. Weighted average maturities would be 8.1 years and 7.9 years for senior notes and consolidated debt, respectively, using the puttable dates.

(4) 2016 amounts include a $250.0 million Canadian denominated unsecured term loan (approximately $251.1 million USD at exchange rates on December 31, 2012). The loan matures on July 27, 2015 and includes an option to extend for an additional year at our discretion.

(5) Excludes capital lease obligations of $81.5 million, of which $69.1 million mature in November 2013, $8.6 million mature in April 2015, $1.8 million mature in October 2018 and $1.6 million mature in August 2019.

(6) Represents HCN's share of secured debt at unconsolidated joint ventures.

(7) Line of credit interest rate was 1-month LIBOR + 135 bps at December 31, 2012 and is now 1-month LIBOR + 117.5 bps effective January 8, 2013. Senior notes and secured debt average interest rate represents the face value note rate.

(8) $12 million of floating rate secured debt is characterized as fixed rate debt due to interest rate swap agreements at December 31, 2012. If one treated this as floating rate debt, consolidated debt would be 93.6% fixed and 6.4% floating.

Current Capitalization

(amounts in thousands except per share data)

		Consolidated	% of Total
Book Capitalization			
Lines of credit	$	-	0.0%
Long-term debt obligations		8,531,899	44.8%
Debt to consolidated book capitalization[1]		**8,531,899**	**44.8%**
Total equity		10,520,519	55.2%
Consolidated book capitalization	**$**	**19,052,418**	**100.0%**
HCN share of unconsolidated joint venture debt		416,914	
Total book capitalization	**$**	**19,469,332**	
Undepreciated Book Capitalization			
Lines of credit	$	-	0.0%
Long-term debt obligations		8,531,899	41.4%
Debt to consolidated undepreciated book capitalization		**8,531,899**	**41.4%**
Accumulated depreciation and amortization		1,555,055	7.5%
Total equity		10,520,519	51.1%
Consolidated undepreciated book capitalization	**$**	**20,607,473**	**100.0%**
HCN share of unconsolidated joint venture debt		416,914	
Total undepreciated book capitalization	**$**	**21,024,387**	
Enterprise Value			
Lines of credit	$	-	0.0%
Long-term debt obligations		8,531,899	33.1%
Debt to consolidated enterprise value		**8,531,899**	**33.1%**
Common shares outstanding		260,374	
Period end share price		$61.29	
Common equity market capitalization		**15,958,322**	**61.9%**
Noncontrolling interests		260,310	1.0%
Preferred stock		1,022,917	4.0%
Consolidated enterprise value	**$**	**25,773,448**	**100.0%**
HCN share of unconsolidated joint venture debt		416,914	
Total enterprise value	**$**	**26,190,362**	
Secured Debt as % of Total Assets[2]			
Secured debt	**$**	**2,336,196**	**12.0%**
Total assets	$	19,549,109	
Total Debt as % of Total Assets[3]			
Total debt	**$**	**8,531,899**	**43.6%**
Total assets	$	19,549,109	
Unsecured Debt as % of Unencumbered Assets[4]			
Unsecured debt	**$**	**6,114,151**	**38.1%**
Unencumbered assets	$	16,058,312	

Notes:

(1) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 60%.

(2) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 30%.

(3) A comparable covenant in our senior unsecured notes is a maximum of 60%.

(4) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 60%. A comparable covenant in our senior unsecured notes is a maximum of 66.7%.

Glossary

Age: Current year, less the year built, adjusted for major renovations.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

CCRC: Continuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services.

Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced.

Construction Conversion: Represents completed construction projects that were placed into service and began earning rent.

EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Entrance Fee: A property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Hospitals: Hospitals generally include acute care hospitals, inpatient rehabilitation hospitals and long-term acute care hospitals. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities.

Investment Amount:
Acquisitions – Represents purchase price excluding accounting adjustments pursuant to U.S. GAAP.
New loans – Represents face amount of new loan.
Construction conversion – Represents book balance converted from CIP to real property upon completion.
Capital improvements to existing properties – Represents cash funded to tenants under an existing lease.
Loan advances – Represents cash funded to operators under an existing loan agreement.

Investment Balance: Represents net book value of real estate investments or the company's interest in unconsolidated joint ventures as reflected on the company's balance sheet.

Glossary

Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies.

Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services.

Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Renewal Rate: The ratio of total square feet expiring and available for lease to total renewed square feet.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Seniors Housing Operating: Includes independent and assisted living properties held in consolidated joint ventures, structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent and assisted living properties subject to triple-net operating leases and real estate loans receivable.

Skilled Nursing/Post-Acute: Skilled nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. All facilities offer some level of rehabilitation services. Some facilities offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation, which focus on higher acuity patients.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Excludes entrance fee properties.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Yield: Represents annualized contractual or projected income to be received in cash divided by investment amount for acquisitions/joint ventures, loan advances, capital improvements and construction conversions. Represents annualized contractual income that was being received in cash at date of disposition divided by book balance for dispositions.

Supplemental Reporting Measures

The company believes that net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers EBITDA, REVPOR, NOI and SSCNOI to be useful supplemental measures of its operating performance.

REVPOR represents the average revenues generated per occupied room per month at the company's seniors housing properties. It is calculated as total revenues divided by average monthly occupied room days. The company uses REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing portfolio independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of its seniors housing portfolio.

NOI is used to evaluate the operating performance of the company's properties. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and medical facility properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. SSCNOI is used to evaluate the cash-based operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. For purposes of SSCNOI, same store is generally defined as those revenue-generating properties in the portfolio for the reporting period January 1, 2011 to December 31, 2012. Entrance fee communities and any properties acquired, developed, transitioned or classified in discontinued operations during that period are excluded from the same store amounts. The company believes NOI and SSCNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI and SSCNOI to make decisions about resource allocations and to assess the property level performance of our properties. EBITDA stands for earnings before interest, taxes, depreciation and amortization. We believe that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of our operations. We primarily utilize EBITDA to measure our interest coverage ratio, which represents EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends.

A covenant in our primary line of credit arrangement and Canadian deonminated term loan contains a financial ratio based on a definition of EBITDA that is specific to that agreement. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have disclosed Adjusted EBITDA, which represents EBITDA as defined above and adjusted for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. We use Adjusted EBITDA to measure our adjusted fixed charge coverage ratio, which represents Adjusted EBITDA divided by fixed charges on a trailing twelve months basis. Fixed charges include total interest (excluding capitalized interest and non-cash interest expenses), secured debt principal amortization and preferred dividends. Our covenant requires an adjusted fixed charge ratio of at least 1.50 times.

Other than Adjusted EBITDA, the company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. Adjusted EBITDA is used solely to determine our compliance with financial covenants in our primary line of credit arrangement and Canadian denominated term loan and is not being presented for use by investors for any other purpose. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Non-GAAP Reconciliations

(dollars in thousands, except REVPOR)

	Three Months Ended December 31, 2012	2011
NOI Reconciliation:		
Net operating income[1]	$ 369,893	$ 304,008
Reconciling items:		
Interest expense[2]	(96,573)	(90,084)
Depreciation and amortization[2]	(140,342)	(122,144)
General & administrative expenses	(20,039)	(20,190)
Transaction costs	(19,074)	(13,682)
Gain (loss) on derivatives, net	113	-
Gain (loss) on extinguishment of debt, net	1,566	979
Provision for loan losses	-	(1,463)
Income tax benefit (expense)	(3,858)	(825)
Non-operating expenses from unconsolidated entities	(18,849)	(6,858)
Gain (loss) on sales of properties, net	54,502	4,594
Impairment of assets	(22,335)	(11,992)
Preferred dividends	(16,602)	(17,234)
Loss (income) attributable to noncontrolling interests	174	2,173
	(279,317)	(276,726)
Net income (loss) attributable to common stockholders	$ 90,576	$ 27,282
Same Store Cash NOI Reconciliation:		
Net operating income[1]	369,893	304,008
Adjustments:		
Non-cash NOI on same store properties	(11,862)	(12,935)
NOI attributable to non same store properties	(102,046)	(52,049)
Same store cash NOI pre-HCN ownership[3]	-	7,118
Same store cash NOI[4]	$ 255,985	$ 246,142
Year-over-year same store cash NOI growth	4.0%	

REVPOR Reconciliation:	Three Months Ended December 31, 2012
Total resident fees and service revenues[5]	$ 199,199
Less non U.S. revenues	$ (16,119)
Total U.S. resident fees and service revenues	$ 183,080
Average occupied units/month	12,912
REVPOR	$ 4,701

Notes:

(1) See page 18.

(2) Includes amounts related to discontinued operations.

(3) Represents the performance of certain seniors housing operating properties that were not owned or operated by HCN in 4Q11.

(4) See page 5.

(5) See page 7.

Forward-Looking Statements and Risk Factors

This document may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company's portfolio; the sale of facilities; the performance of its operators/tenants and facilities; its ability to enter into agreements with viable new tenants for vacant space or for facilities that the company takes back from financially troubled tenants, if any; its occupancy rates; its ability to acquire, develop and/or manage facilities; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its ability to successfully manage the risks associated with international expansion and operations; its tax status as a real estate investment trust; its critical accounting policies; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company's expected results may not be achieved and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company's facilities; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; regulatory approval and market acceptance of the products and technologies of life science tenants; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company's facilities; changes in rules or practices governing the company's financial reporting; the movement of U.S. and foreign currency exchange rates; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated February 25, 2013 and other information filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov.

About Health Care REIT

Health Care REIT, Inc. is a real estate investment trust that has been at the forefront of senior living and health care real estate since the company was founded in 1970. The company's $18 billion portfolio spans the full spectrum of health care real estate, including senior living communities, medical office buildings, inpatient and outpatient medical centers and life science facilities.

Health Care REIT's investment philosophy is based on establishing long-term relationships with health care systems and senior living operators. The company offers a variety of financing programs that can be tailored to meet the specific needs of each client. The company's capital programs, when combined with its comprehensive planning, development and property management services, make it a single-source solution for acquiring, planning, developing, managing, repositioning and monetizing real estate assets.

Health Care REIT is listed on the New York Stock Exchange and is a member of the S&P 500 Index. The company maintains conservative balance sheet management. This financial strength and commitment to creating shareholder value has allowed the company to declare 167 consecutive dividends. As of December 31, 2012, the company's broadly diversified portfolio consisted of 1,025 properties in 46 states, the United Kingdom and Canada. More information is available on the company's website at www.hcreit.com.

HEALTHCARE REIT™

4500 Dorr Street
Toledo, Ohio 43615-4040
www.hcreit.com